EXECUTION VERSION

GUARANTY AGREEMENT

This Guaranty Agreement (as amended, restated, supplemented or otherwise modified, this “Guaranty”), dated as of August 23, 2019 is made by the guarantors named in the Guarantor Schedule attached hereto and each guarantor that may become a party to this Guaranty by executing a joinder hereto (herein referred to, individually, as a “Guarantor” and, collectively, as “Guarantors”), in favor of the Holders (as defined below).

RECITALS:

WHEREAS, each of Worthington Industries International S.à r.l., a private limited liability company (société à responsabilité limitée) having its registered office at 2B, Ennert dem Bierg, L-5244 Sandweiler, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 155530 and having a share capital of EUR58,818 (herein called “LuxCo”), and Worthington Cylinders GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under Austrian law, having its seat at Kienberg, municipality Gaming, and its registered business address at Beim Flaschenwerk 1, 3291 Kienberg, Austria, registered with the Austrian companies register under number FN 167898 i (herein called “AustriaCo”; together with LuxCo, collectively the “Issuers”), has authorized and may authorize the issue from time to time of its senior promissory notes in the aggregate Dollar equivalent principal amount for all such senior promissory notes of up to $150,000,000 (as the same from time to time may be amended, restated, supplemented or otherwise modified, the “Notes”) pursuant to the Note Purchase and Private Shelf Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), among the Issuers, Worthington Industries, Inc., an Ohio corporation (the “Company”), PGIM, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule to the Shelf Agreement and each Prudential Affiliate which becomes  bound by the provisions of the Shelf Agreement (the “Purchasers” and the Purchasers, collectively with any Person that becomes the holder of any Note, the “Holders”);

WHEREAS, the Company is the indirect parent of each Issuer, and each other Guarantor party hereto is a Subsidiary of the Company;

Whereas, the Guarantors will derive substantial value and benefit from the issuance of the Notes pursuant to the Shelf Agreement; and

WHEREAS, as one of the conditions precedent to their willingness to enter into the financing arrangements proposed by the Shelf Agreement, the Holders have required, among other things, that the Guarantors execute this Guaranty for the benefit of the Holders.

NOW THEREFORE, for value received, to satisfy one of the conditions precedent to entering in the financing arrangements under the Shelf Agreement, to induce the Holders entering into such arrangements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors agree as follows:

1.DEFINITIONS.  Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meanings ascribed to them in the Shelf Agreement.

2.THE GUARANTY.

2A.Guaranty of Payment and Performance of Obligations.  Each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees (i) the full and punctual payment in the applicable currency when due (whether at maturity, by acceleration, by redemption or otherwise) of the principal of, Yield-Maintenance Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on each Note issued by the Issuers and all other obligations of the Issuers under the Shelf Agreement and each other Transaction Document to which either Issuer is a party and (ii) the full and prompt performance and observance by the Issuers of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuers under the terms of the Shelf Agreement, the Notes and the other Transaction Documents to which either Issuer is a party (all the foregoing being hereinafter collectively called the “Guarantied Obligations”).  Notwithstanding the foregoing, the aggregate amount of any Guarantor’s (other than the Company's) liability under this Guaranty shall not exceed the maximum amount that such Guarantor can guaranty without violating, or causing this Guaranty or such Guarantor’s obligations under this Guaranty to be void, voidable or otherwise enforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548(a)(2) of the Bankruptcy Code (as defined below).  Each Guarantor hereby agrees to pay, and save each Holder harmless against liability for the payment of, all out-of-pocket expenses (including attorneys’ fees) arising in connection with enforcing this Guaranty or incurred in the collection of all or any part of the Guarantied Obligations from, or in pursuing any action against, either Issuer or any Guarantor or enforcing any rights of any Holder in any security (if any) for the Guarantied Obligations or the liabilities of any Guarantor hereunder, and any taxes, fees or penalties which may be paid or payable in connection with any such enforcement.  This is a continuing guaranty of payment and performance and not of collection.  Notwithstanding any provision of this Guaranty, all covenants, obligations, waivers and agreements of the Guarantors under this Guaranty shall be joint and several.

During the existence of an Event of Default, any Holder may, at its sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Guarantied Obligations, or any portion thereof, without first proceeding against either Issuer, any other Guarantor, any other guarantor (if any) of the Guarantied Obligations or any other Person (if any) or any security (if any) for the Guarantied Obligations or for the liability of any such other Person or any Guarantor hereunder.  The Holders shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, either Issuer or from any other Person (if any) on account of the Guarantied Obligations or otherwise.  This Guaranty and all covenants and agreements of each Guarantor contained herein (subject to paragraph 4J hereof with respect to any Guarantor) shall continue in full force and effect and shall not be discharged until such time as all of the Guarantied Obligations shall be indefeasibly paid in full in cash, the Facility shall have terminated and no Holder shall have any commitment under the Shelf Agreement.

2B.Obligations Unconditional.  The obligations of each Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Shelf Agreement, the Notes, the other Transaction Documents or any provision thereof; (ii) the absence of any attempt by any Holder to collect the Guarantied Obligations or any portion thereof from either Issuer, any other Guarantor, any other guarantor (if any) of all or any portion of the Guarantied Obligations or any other Person (if any) or other action to enforce the same; (iii) any action taken by any Holder that is authorized by this Guaranty; (iv) any failure by any Holder to acquire, perfect or maintain any Lien (if any) on, or take any steps to preserve its rights to, any security (if any) for the Guarantied Obligations or any portion thereof or for the liability of either Issuer or any other Person (if any) or any or all of the Guarantied Obligations; (v) any defense arising by reason of any disability or other defense (other than the defense of indefeasible payment in full) of either Issuer or any other Person (if any) liable on the Guarantied Obligations or any portion thereof; (vi) a Holder’s election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to any Holder by either Issuer as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of any Holder’s claim(s) for repayment of the Guarantied Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien (if any) securing the Guarantied Obligations or the liability of any Guarantor hereunder or under any of the other Transaction Documents or of either Issuer or any other guarantor (if any) of all or any part of the Guarantied Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Shelf Agreement, the Notes, the other Transaction Documents (including, without limitation, any increase in the interest rate on the Notes); (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any Governmental Authority, domestic or foreign, binding on or affecting any Guarantor, either Issuer or any other guarantor (if any) of all or any part of the Guarantied Obligations or any of their respective assets; (xii) the certificate of incorporation or formation or other formation document, the bylaws, operating agreement or other similar document of any Guarantor, either Issuer or any other guarantor (if any); (xiii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with members or stockholders or other equity interest holders of such Guarantor, as applicable), instrument or undertaking to which any Guarantor or either Issuer is a party or which purports to be binding on or affect any such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to either Issuer, any Guarantor or any other guarantor (if any) of all or any part of any Guarantied Obligations or any such Person’s property and any failure by any Holder to file or enforce a claim against either Issuer, any Guarantor or any such other Person in any such proceeding; (xv) any failure on the part of either Issuer for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defense of indefeasible payment in full).

2C.Obligations Unimpaired.  Each Holder is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations or any portion thereof, or otherwise modify, amend or change the terms of the Shelf Agreement, the Notes, any other Transaction Documents, so long as any amendment to the Shelf Agreement, the Notes or any other Transaction Documents is made in accordance with terms thereof; (ii) accept partial payments on the Guarantied Obligations; (iii) take and hold security for the Guarantied Obligations or any portion thereof or any other liabilities of either Issuer, the obligations of any Guarantor under this Guaranty and the obligations under any other guaranties and sureties (if any) of all or any of the Guarantied Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security (if any); (iv) apply such security (if any) and direct the order or manner of sale of such security (if any) as such Holder may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or any portion thereof and any security (if any) therefor or guaranty (if any) thereof in any manner; (vi) extend additional loans, credit and financial accommodations to either Issuer or any other Guarantor and otherwise create additional Guarantied Obligations; (vii) waive strict compliance with the terms of the Shelf Agreement, the Notes, any other Transaction Document or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by either Issuer, any Guarantor or any other guarantor (if any) of all or any of the Guarantied Obligations in connection with the Shelf Agreement and otherwise forbear from asserting such Holder’s rights and remedies thereunder; (viii) take and hold additional guaranties or sureties and enforce or forbear from enforcing any guaranty or surety (if any) of any other guarantor or surety (if any) of the Guarantied Obligations, any portion thereof or release or otherwise take any action (or omit to take any action) with respect to any such guarantor or surety (if any); (ix) assign this Guaranty in part or in whole in connection with any assignment of the Guarantied Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against either Issuer or any Guarantor or any other guarantor (if any) of all or any part of the Guarantied Obligations; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Guarantied Obligations as such Holder in its sole discretion may determine.

2D.Waivers of Guarantor.  To the extent permitted by applicable law, each Guarantor waives for the benefit of each Holder:

(i)any right to require any Holder, as a condition of payment or performance by such Guarantor or otherwise to (a) proceed against either Issuer, any other Guarantor or any other guarantor (if any) of the Guarantied Obligations or any other Person (if any), (b) proceed against or exhaust any security (if any) given to or held by any Holder in connection with the Guarantied Obligations or any other guaranty (if any), or (c) pursue any other remedy available to any Holder whatsoever;

(ii)any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of either Issuer, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of either Issuer from any cause (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to either Issuer or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) or (c) any act or omission of any Holder or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of either Issuer or any security (if any) given to or held by any Holder in connection with the Guarantied Obligations or any other guaranty (if any);

(iii)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iv)any defense based upon any Holder’s errors or omissions in the administration of the Guarantied Obligations;

(v)(a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s, any Holder’s or any other guarantor’s (if any) obligations hereunder, (b) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor’s, any Holder’s or any other guarantor’s (if any) liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that any Holder protect, maintain, secure, perfect or insure any Lien (if any) or any property subject thereto;

(vi)notices (a) of nonperformance or dishonor, (b) of acceptance of this Guaranty by any Holder or by such Guarantor or any other guarantor (if any), (c) of default in respect of the Guarantied Obligations or any other guaranty (if any), (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to either Issuer or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest, on any document or instrument evidencing all or any part of the Guarantied Obligations is due, (f) of any and all proceedings to collect from either Issuer, any Guarantor or any other guarantor (if any) of all or any part of the Guarantied Obligations, or from anyone else, (g) of exchange, sale, surrender or other handling of any security or collateral (if any) given to any Holder to secure payment of the Guarantied Obligations or any guaranty (if any) therefor, (h) of renewal, extension or modification of any of the Guarantied Obligations, (i) of assignment, sale or other transfer of any Note to a Transferee, and (j) of any of the matters referred to in paragraph 2B and any right to consent to any thereof;

(vii)presentment, demand for payment or performance and protest and notice of protest with respect to the Guarantied Obligations or any guaranty (if any) with respect thereto; and

(viii)any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

Each Guarantor agrees that no Holder shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

No Guarantor will exercise any rights that it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or any rights or recourse to any security (if any) for the Guarantied Obligations or this Guaranty unless at the time of such Guarantor’s exercise of any such right there shall have been performed and indefeasibly paid in full in cash all of the Guarantied Obligations and no Holder shall have any outstanding commitment under the Shelf Agreement.

2E.Revival.  Each Guarantor agrees that, if any payment made by either Issuer or any other Person is applied to the Guarantied Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security (if any) for the Guarantied Obligations are required to be returned by any Holder to either Issuer, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guarantor’s liability hereunder (and any Lien (if any) securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been canceled or surrendered (and if any Lien (if any) securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien (if any)) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor in respect of the amount of such payment (or any Lien (if any) securing such obligation).

2F.Obligation to Keep Informed.  Each Guarantor shall be responsible for keeping itself informed of the financial condition of each Issuer and the Company, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any portion thereof, and each Guarantor agrees that no Holder shall have a duty to advise such Guarantor of information known to such Holder regarding such condition or any such circumstance.  If any Holder, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Holder shall not be under any obligation to (i) undertake any investigation, whether or not a part of its regular business routine, (ii) disclose any information which such Holder wishes to maintain confidential, or (iii) make any other or future disclosures of such information or any other information to any Guarantor.

2G.Bankruptcy.  If any Event of Default specified in clause (v) of paragraph 7A of the Shelf Agreement shall occur and be continuing with respect to the Company, then each Guarantor agrees to immediately pay the full amount of the Guarantied Obligations without notice or demand of any kind.  If any Event of Default specified in clause (v) of paragraph 7A of the Shelf Agreement shall occur and be continuing with respect to either Issuer, then each Guarantor agrees upon demand of the applicable Holder to immediately pay the full amount of the Guarantied Obligations in respect of such Issuer only; provided that the foregoing shall not be deemed to limit the rights of the Holders under clause (a) or (d) of paragraph 7A of the Shelf Agreement.

3.REPRESENTATIONS AND WARRANTIES.  Each Guarantor represents, covenants and warrants as follows:

3A.Organization, Power and Authority.

3A(1)Organization.  Such Guarantor is duly organized and, where applicable, in good standing under the laws of its jurisdiction of its incorporation or organization, is duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets, except where the failure to so qualify would not have a Material Adverse Effect, and has the power and authority to own and operate its assets and to conduct its business as is now done.

3A(2)Power and Authority.  Such Guarantor has all requisite corporate, limited liability company, partnership or similar organizational, as the case may be, power to own or hold under lease and operate its properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.  Such Guarantor has all requisite corporate or other organizational power to execute, deliver and perform its obligations under this Guaranty.  The execution, delivery and performance of this Guaranty has been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action by such Guarantor, and this Guaranty has been duly executed and delivered by authorized officers, authorized representatives or attorneys in fact of such Guarantor and is a valid obligation of such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3B.Conflicting Agreements and Other Matters.  Such Guarantor is not a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, memorandum and articles of association, partnership agreement or other corporate, limited liability company or partnership restriction which materially and adversely affects the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.  Neither the execution nor delivery of this Guaranty or the other Transaction Documents to which such Guarantor is a party, nor fulfillment of nor compliance with the terms and provisions hereof and of the other Transaction Documents to which such Guarantor is a party will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Guarantor pursuant to, the charter, by-laws, limited liability company operating agreement, memorandum and articles of association, partnership agreement or similar organizational document of such Guarantor, any award of any arbitrator or any agreement (including any agreement with shareholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which such Guarantor is subject.  Such Guarantor is not a party to, nor otherwise subject to any provision contained in, any instrument evidencing any Indebtedness of such Guarantor, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement, memorandum and articles of association, partnership agreement or similar organizational document) that limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Guarantor of the type to be evidenced by this Guaranty except as set forth in the agreements listed on Schedule 8G to the Shelf Agreement (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered in accordance with the Shelf Agreement).

3C.ERISA.  The execution and delivery of this Guaranty will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a tax could be imposed pursuant to section 4975(c)(1(A)-(D) of the Code.

3D.Governmental Consent.  Neither the nature of such Guarantor, nor any of its businesses or properties, nor any relationship between such Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Guaranty, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Guaranty or the other Transaction Documents to which such Guarantor is party or fulfillment of or compliance with the terms and provisions hereof.

3E.Regulatory Status.  Such Guarantor is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.  Such Guarantor is  not subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

4.MISCELLANEOUS.

4A.Successors and Assigns.  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and their respective successors and assigns (including, without limitation, any Transferee); all references herein to a Guarantor shall be deemed to include its successors and assigns; all references herein to a Holder shall be deemed to include its successors and assigns.

4B.Consent to Amendments.  This Guaranty may be amended, and any Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s).  Each Holder shall be bound by any consent authorized by this paragraph 4B, whether or not the Notes or other instrument held by any holder thereof shall have been marked to indicate such consent.  No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder or under any other Transaction Document shall operate as a waiver of any rights of any Holder.  As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.  Notwithstanding the foregoing, this Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder in the form of Exhibit A hereto.

4C.Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or made in writing by or on behalf of each Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Holder of any Note or portion thereof or interest therein in accordance with the Shelf Agreement and the payment of any Note, and may be relied upon by any such Transferee, regardless of any investigation made at any time by or on behalf of any Holder or any such Transferee.  Subject to the immediately preceding sentence, this Guaranty and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

4D.Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or by hand delivery or facsimile and (i) if to a Holder, addressed as specified for such communications to such Holder under the Shelf Agreement and (ii) if to any Guarantor, addressed to it at: c/o the Company to the address indicated for notices to the Company in the Shelf Agreement.

4E.Descriptive Headings; Advice of Counsel; Interpretation; Time is of the Essence.  The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.  Each Guarantor represents to the Holders that such Guarantor has been represented by counsel in connection with this Guaranty, that such Guarantor has discussed this Guaranty with its counsel and that any and all issues with respect to this Guaranty have been resolved as set forth herein.  No provision of this Guaranty shall be construed against or interpreted to the disadvantage of any Holder by any court or other governmental or judicial authority by reason of such Holder having or being deemed to have structured, drafted or dictated such provision.  Time is of the essence in the performance of this Guaranty.

4F.Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to any Holder or to the Required Holder(s) the determination of such satisfaction shall be made by such Holder or the Required Holder(s) as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

4G.Governing Law.  THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS GUARANTY OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS GUARANTY TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

4H.Counterparts; Facsimile or Electronic Signatures.  This Guaranty may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

4I.Independence of Covenants.  All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by any Guarantor which would result in a Default or an Event of Default.

4J.Binding Guaranty.  When this Guaranty is executed and delivered by a Guarantor (including pursuant to a Guaranty Joinder), it shall become a binding agreement by such Guarantor in favor of the Holders.  Subject to paragraph 2E hereof, this Guaranty shall terminate automatically (i) upon the indefeasible payment in full of the Notes and all other amounts owing under the Shelf Agreement, the Notes and this Guaranty, the termination of the Facility and the termination of all commitments of the Holder under the Shelf Agreement, and (ii) in part, as to any Guarantor, upon the release of such Guarantor pursuant to paragraph 5J(ii) of the Shelf Agreement.

4K.Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4L.SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY, THE SHELF AGREEMENT, THE NOTES, OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED PURSUANT TO PARAGRAPH 4D, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN

ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH GUARANTOR AND EACH HOLDER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY, THE SHELF AGREEMENT, THE NOTES OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT)..

4M.Contribution with Respect to Guaranty Obligations.  At all times when there is more than one Guarantor party hereto, each Guarantor party hereto agrees as follows:

(i)To the extent any Guarantor shall make a payment of all or any of the Guarantied Obligations (a “Guarantor Payment”) that exceeds the amount that such Guarantor would otherwise have paid, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, if each Guarantor had paid the aggregate Guarantied Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors (as determined immediately prior to such Guarantor Payment), then, after the Guarantied Obligations shall be indefeasibly paid in full in cash and no Holder shall have any commitment under the Shelf Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from and be reimbursed by each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii)As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this paragraph 4M without rendering such claim void, voidable or otherwise unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548 of the Bankruptcy Code.

(iii)This paragraph 4M is intended only to define the relative rights of Guarantors, and nothing in this paragraph 4M is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with this Guaranty.

(iv)The rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

(v)The rights of the indemnifying Guarantors against other Guarantors under this paragraph 4M shall be exercisable once the Guarantied Obligations shall be indefeasibly paid in full in cash and no Holder shall have any commitment under the Shelf Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

WORTHINGTON INDUSTRIES, INC., as a Guarantor

By:
Name:
Title:

[Guaranty Agreement Signature Page]

GUARANTOR SCHEDULE

Worthington Industries, Inc., an Ohio corporation

[Guaranty Agreement Signature Page]

EXHIBIT A

[FORM OF JOINDER AGREEMENT TO GUARANTY AGREEMENT]

JOINDER AGREEMENT NO.____TO GUARANTY AGREEMENT

Re: Worthington Industries International S.à r.l./Worthington Cylinders GmbH

This Joinder Agreement is made as of ______________, in favor of the Holders (as such terms are defined in the Guaranty, as hereinafter defined).

A.Reference is made to the Guaranty Agreement made as of August 23, 2019 (as such guarantee may be supplemented, amended, restated or consolidated from time to time, the “Guaranty”) by certain Persons in favor of the Holders, under which such Persons have guaranteed to the Holders the due payment and performance by Worthington Industries International S.à r.l., a private limited liability company (société à responsabilité limitée) having its registered office at 2B, Ennert dem Bierg, L-5244 Sandweiler, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 155530 and having a share capital of EUR58,818, and Worthington Cylinders GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under Austrian law, having its seat at Kienberg, municipality Gaming, and its registered business address at Beim Flaschenwerk 1, 3291 Kienberg, Austria, registered with the Austrian companies register under number FN 167898 i (collectively the “Issuers”), of the Guarantied Obligations (as defined in the Guaranty).

B.Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Guaranty, including the definitions of terms incorporated in the Guaranty by reference to other agreements.

C.Paragraph 4B of the Guaranty provides that additional Persons may from time to time after the date of the Guaranty become Guarantors under the Guaranty by executing and delivering to the Holders a supplemental agreement to the Guaranty in the form of this Joinder Agreement.

For valuable consideration, each of the undersigned (each, a “New Guarantor”) severally (and not jointly, or jointly and severally) agrees as follows:

1.Each of the New Guarantors has received a copy of, and has reviewed, the Guaranty and the Transaction Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Holders pursuant to paragraph 4B of the Guaranty.

2.Effective from and after the date this Joinder Agreement is executed and delivered to the Holders by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Guaranty as a Guarantor.  In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to the Holders the full and punctual payment and prompt performance of the Guarantied Obligations in accordance with the terms of the Guaranty and understands, agrees and confirms that the Holders may enforce the Guaranty and this Joinder Agreement against such New Guarantor for the benefit of the Holders up to the full amount of the Guarantied Obligations without first proceeding against any other Guarantor, either Issuer, any other Person (if any) or any collateral (if any) securing the Guarantied Obligations.  The terms and provisions of the Guaranty are incorporated by reference in this Joinder Agreement.

3.Upon this Joinder Agreement bearing the signature of any authorized officer, authorized representative or attorney in fact of any New Guarantor, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Guaranty.

4.Delivery of an executed signature page to this Joinder Agreement by any New Guarantor by facsimile transmission or in "pdf" format shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such New Guarantor.

5.This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of New York excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.

6.This Joinder Agreement and the Guaranty shall be binding upon each of the New Guarantors and the successors and assigns of each of the New Guarantors.   None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations unless it is otherwise permitted by the Guaranty and the Shelf Agreement.

IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.

[NEW GUARANTOR]

By:
Name:
Title:

CH2\22403662.7